DIRECTOR SERVICES AGREEMENT

THIS DIRECTOR SERVICES AGREEMENT (the "Agreement") is effective as of June 30, 2026 (the "Effective Date"), by and between **F&G ANNUITIES & LIFE, INC.**, a Delaware corporation (the "Company"), and **CHRISTOPHER BLUNT** (the "Blunt"). In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1. Purpose. The purpose of this Agreement is to provide a single, integrated document which shall provide the basis for Blunt's continued services to the Company. This Agreement supersedes, in its entirety, the Employment Agreement between the Company and Blunt, dated as of February 6, 2019 (the "Prior Agreement"), which shall be terminated as of the Effective Date.

2. Services and Duties. Subject to the terms and conditions of this Agreement, commencing on the Effective Date, Blunt will transition from his role as Chief Executive Officer of the Company and serve as a member of the Board of Directors ("Board") and a non-executive officer of the Company. The Company acknowledges that Blunt is permitted to serve as Chief Executive Officer and as a member of the Board of Peak Altitude Equity. The changes contemplated in this Agreement does not give rise to a termination for good reason under the Prior Agreement.

3. Term. The term of this Agreement shall commence on the Effective Date and shall continue at least until the Company's 2028 annual meeting of stockholders (the "Term"). Notwithstanding any termination of the Term or Blunt's services, Blunt and the Company agree that Sections 7 through 9 shall remain in effect until all parties' obligations and benefits are satisfied thereunder.

4. Compensation for Services. Commencing on the Effective Date and throughout the duration of the Term, Blunt shall receive the following:

    (a) Standard board retainer, before deducting any applicable withholdings (the "Annual Retainer").

    (b) Mr. Blunt shall be eligible to receive a standard annual equity award (the "Annual Equity Award") under the Company's Amended and Restated 2022 Omnibus Incentive Plan ("Omnibus Plan"), which award shall be made at the same time and on the same terms and conditions as similar awards made to the Company's other non-employee directors, as determined by the Compensation Committee of the Board. For the avoidance of doubt, so long as Blunt continues to serve as a director of the Company, his outstanding equity awards under the Omnibus Plan prior to the Effective Date shall continue to vest in accordance with its terms.

5. Other Benefits. Blunt shall be entitled to the following during the Term:

(a) the continued use of Company offices; and

(b) In addition to the compensation and benefits provided herein, the Company shall, upon receipt of appropriate documentation, reimburse Blunt each month for his reasonable travel, lodging, entertainment, promotion and other ordinary and necessary business expenses to the extent such reimbursement is permitted under the Company's expense reimbursement policy.

6. Effective Date Payments. In connection with the termination of the Prior Agreement, the Company shall pay Blunt the following:

(a) prorated 2026 annual incentive bonus at target performance and through the Effective Date when calculated and paid to all other executive officers of the Company.

7. Termination of Services. Blunt may terminate Blunt's services as a non-executive member of the Board at any time and for any reason in accordance with Subsection 7(a) below; provided, however, that Blunt may only be removed as a director of the Company in accordance with Article VII of the Company's Amended and Restated Certificate of Incorporation of the Company. The Term shall be deemed to have ended on the last day of Blunt's services hereunder and shall terminate automatically upon Blunt's death. Any termination of Blunt's services as a member of the Board shall also be deemed a termination of his services for purposes of Section 4 above.

(a) Notice of Termination. Any purported termination of Blunt's services (other than by reason of death) shall be communicated by written Notice of Termination (as defined herein) from one party to the other in accordance with the notice provisions contained in Section 22. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that indicates the Date of Termination (as that term is defined in Subsection 7(b)) and, with respect to a termination due to Disability (as that term is defined in Subsection 7(e)), Cause (as that term is defined in Subsection 7(d)), or Good Reason (as that term is defined in Subsection 7(f)), sets forth in reasonable detail the facts and circumstances that are alleged to provide a basis for such termination. A Notice of Termination from the Company shall specify whether the termination is with or without Cause or due to Blunt's Disability. A Notice of Termination from Blunt shall specify whether the termination is with or without Good Reason.

(b) Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean the date specified in the Notice of Termination (but in no event shall such date be earlier than the thirtieth (30th) day following the date the Notice of Termination is given) or the date of Blunt's death.

(c) No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination, which fact or circumstance was not known to the party giving the Notice of Termination when the notice was given, shall not constitute a waiver of the right to assert such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

(d) Cause. For purposes of this Agreement, a termination for "Cause" means a termination by the Company based upon Blunt's: (i) conviction of, or pleading nolo contendere to, criminal or other illegal activities involving dishonesty; (ii) material breach of this Agreement that causes a material and adverse detriment to the Company's business; or (iii) failure to materially cooperate with or impeding an investigation authorized by the Board. Blunt's termination for Cause shall be effective when and if a resolution is duly adopted by an affirmative vote of at least ¾ of the Board (less Blunt), stating that, in the good faith opinion of the Board, Blunt is guilty of the conduct described in the Notice of Termination and such conduct constitutes Cause under this Agreement; provided, however, that Blunt shall have been given reasonable opportunity (A) to cure any act or omission that constitutes Cause if capable of cure and (B), together with counsel, during the thirty (30) day period following the receipt by Blunt of the Notice of Termination and prior to the adoption of the Board's resolution, to be heard by the Board.

(e) Disability. For purposes of this Agreement, a termination based upon "Disability" means a termination by the Company based upon Blunt's entitlement to long-term disability benefits under the Company's long-term disability plan or policy, as the case may be, as in effect on the Date of Termination.

(f) Good Reason. For purposes of this Agreement, a termination for "Good Reason" means a termination by Blunt during the Term based upon the occurrence (without Blunt's express written consent) of any of the following:

(i) a material diminution in Blunt's position or title with the Company;

(ii) a material diminution in Blunt's annual retainer and/or annual equity award, unless applied on an equal basis to all other non-executive directors of the Company having the same position and title as Blunt;

(iii) relocates Blunt's principal place of service to a location outside of his current principal place of service;

(iv) within six (6) months immediately preceding or within two (2) years immediately following a Change in Control: (A) a material adverse change in Blunt's status, authority or responsibility (*e.g.*, Blunt no longer serving as non-executive member of the Board would constitute such a material adverse change); (B) a material adverse change in the position to whom Blunt reports (including any requirement that Blunt report to a corporate officer or employee instead of reporting directly to the Board) or to Blunt's service relationship (or the conditions under which Blunt performs his duties) as a result of such reporting structure change, or a material diminution in the authority, duties or responsibilities of the position to whom Blunt reports; or (C) a material change in the geographic location of Blunt's principal place of service (*e.g.*, the Company has determined that a

relocation of more than thirty-five (35) miles would constitute such a material change); and

(v) a material breach by the Company of any of its obligations under this Agreement.

Notwithstanding the foregoing, Blunt being placed on a paid leave for up to sixty (60) days pending a determination of whether there is a basis to terminate Blunt for Cause shall not constitute Good Reason. Blunt's continued services shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder; provided, however, that no such event described above shall constitute Good Reason unless: (1) Blunt gives Notice of Termination to the Company specifying the condition or event relied upon for such termination either: (x) within ninety (90) days of the initial existence of such event; or (y) in the case of an event predating a Change in Control, within ninety (90) days of the Change in Control; and (2) the Company fails to cure the condition or event constituting Good Reason within thirty (30) days following receipt of Blunt's Notice of Termination.

8. Obligations of the Company Upon Termination.

(a) Termination by the Company for any Reason Other than Cause, Death or Disability or by Blunt for Good Reason. If Blunt's service is terminated by: (1) the Company for any reason other than Cause, Death or Disability; or (2) Blunt for Good Reason:

(i) the Company shall pay Blunt the following (collectively, the "Accrued Obligations"): (A) within five (5) business days after the Date of Termination, any earned but unpaid retainer; and (B) within a reasonable time following submission of all applicable documentation, any expense reimbursement payments owed to Blunt for expenses incurred prior to the Date of Termination; and

(ii) all stock option, restricted stock, restricted stock units, profits interest, other equity-based incentive awards, including any accrued but unpaid dividends, granted by the Company that were outstanding but not vested as of the Date of Termination shall become immediately vested and/or payable, as the case may be (the "Existing Equity Acceleration").

(b) Termination by the Company for Cause and by Blunt without Good Reason. If Blunt's services are terminated (i) by the Company for Cause or (ii) by Blunt without Good Reason (excluding for this purpose Blunt terminating his employment without Good Reason during the six (6) month period immediately following a Change in Control), the Company's only obligation under this Agreement shall be payment of any Accrued Obligations.

(c) Termination due to Death, Disability or Incapacity. If Blunt's service is terminated due to death or Disability or if a court of competent jurisdiction

determines Blunt to be incapacitated, the Company shall pay Blunt (or to Blunt's estate or personal representative in the case of death and, if appropriate, Disability), within thirty (30) business days after the Date of Termination: (i) any Accrued Obligations, and (ii) Existing Equity Acceleration.

(d) Definition of Change in Control. For purposes of this Agreement, the term "Change in Control" shall mean that the conditions set forth in any one of the following subsections shall have been satisfied:

(i) the acquisition, directly or indirectly, by any "person" (within the meaning of Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and used in Sections 13(d) and 14(d) thereof) of "beneficial ownership" (within the meaning of Rule 13d-3 of the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

(ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation;

(iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger;

(iv) during any period of two (2) consecutive years during the Term or any extensions thereof, individuals, who, at the beginning of such period, constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period;

(v) the sale, transfer or other disposition (in one transaction or a series of related transactions) of assets of the Company that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the Company immediately prior to such sale, transfer or other disposition, other than a sale, transfer or other disposition to an entity (A) which immediately following such sale, transfer or other disposition owns, directly or indirectly, at least fifty percent (50%) of the Company's

outstanding voting securities or (B) fifty percent (50%) or more of whose outstanding voting securities is immediately following such sale, transfer or other disposition owned, directly or indirectly, by the Company. For purposes of the foregoing clause, the sale of stock of a subsidiary of the Company (or the assets of such subsidiary) shall be treated as a sale of assets of the Company; or

(vi) the approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

(e) Six-Month Delay. To the extent Blunt is a "specified employee," as defined in Section 409A(a)(2)(B)(i) of the Code and the regulations and other guidance promulgated thereunder and any elections made by the Company in accordance therewith, notwithstanding the timing of payment provided in any other Section of this Agreement, no payment, distribution or benefit under this Agreement that constitutes a distribution of deferred compensation (within the meaning of Treasury Regulation Section 1.409A-1(b)) upon separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), after taking into account all available exemptions, that would otherwise be payable during the six (6) month period after separation from service, will be made during such six (6) month period, and any such payment, distribution or benefit will instead be paid on the first business day after such six (6) month period, provided, however, that if Blunt dies following the Date of Termination and prior to the payment, distribution, settlement or provision of any payments, distributions or benefits delayed on account of Code Section 409A, such payments, distributions or benefits shall be paid or provided to the personal representative of Blunt's estate within 30 days after the date of Blunt's death.

9. Excise Tax. If any payments or benefits paid or provided or to be paid or provided to Blunt or for Blunt's benefit pursuant to the terms of this Agreement or otherwise (a "Payment" and, collectively, the "Payments") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then Blunt may elect for such Payments to be reduced to one dollar less than the amount that would constitute a "parachute payment" under Section 280G of the Code (the "Scaled Back Amount"). Any such election must be in writing and delivered to the Company within thirty (30) days after the Date of Termination. If Blunt does not elect to have Payments reduced to the Scaled Back Amount, Blunt shall be responsible for payment of any Excise Tax resulting from the Payments and Blunt shall not be entitled to a gross-up payment under this Agreement or any other for such Excise Tax. If the Payments are to be reduced, they shall be reduced in the following order of priority: (i) first from cash compensation, (ii) next from equity compensation, then (iii) pro-rata among all remaining Payments and benefits. To the extent there is a question as to which Payments within any of the foregoing categories are to be reduced first, the Payments that will produce the greatest present value reduction in the Payments with the least reduction in economic value provided to Blunt shall be reduced first. Notwithstanding the order of priority of reduction set forth above, Blunt may include in Blunt's election for a Scaled Back Amount a change to the order of such Payment reduction. The Company shall follow such revised reduction order, if and only if, the Company,

in its sole judgment, determines such change does not violate the provisions of Code Section 409A.

10. Non-Delegation of Blunt's Rights. The obligations, rights and benefits of Blunt hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer.

11. Confidential Information. Blunt acknowledges that he has and will continue to occupy a position of trust and confidence and has and will continue to have access to and learn substantial information about the Company and its affiliates and their operations that is confidential or not generally known in the industry including, without limitation, information that relates to purchasing, sales, customers, marketing, and the financial positions and financing arrangements of the Company and its affiliates. Blunt agrees that all such information is proprietary or confidential, or constitutes trade secrets and is the sole property of the Company and/or its affiliates, as the case may be. Blunt will keep confidential, and will not reproduce, copy or disclose to any other person or firm, any such information or any documents or information relating to the Company's or its affiliates' methods, processes, customers, accounts, analyses, systems, charts, programs, procedures, correspondence or records, or any other documents used or owned by the Company or any of its affiliates, nor will Blunt advise, discuss with or in any way assist any other person, firm or entity in obtaining or learning about any of the items described in this Section 11. Accordingly, Blunt agrees that during the Term and at all times thereafter he will not disclose, or permit or encourage anyone else to disclose, any such information, nor will he utilize any such information, either alone or with others, outside the scope of his duties and responsibilities with the Company and its affiliates.

12. Non-Competition.

Blunt agrees that, during the Term, Blunt will devote such business time, attention and energies as reasonably necessary to the diligent and faithful performance of the services to the Company and its affiliates under this Agreement, and he will not engage in any way whatsoever, directly or indirectly, in any business that is a direct competitor with the Company's or its affiliates' principal business, nor solicit customers, suppliers or employees of the Company or affiliates on behalf of, or in any other manner work for or assist any business which is a direct competitor with the Company's or its affiliates' principal business. In addition, during the Term, Blunt will undertake no planning for or organization of any business activity competitive with the work he performs as a director of the Company, and Blunt will not combine or conspire with any employee of the Company or any other person for the purpose of organizing any such competitive business activity. For the avoidance of doubt, Blunt's continued work with Peak Altitude Equity is expressly permitted.

13. Actions. The parties agree and acknowledge that the rights conveyed by this Agreement are of a unique and special nature and that the Company and Blunt will not have an adequate remedy at law in the event of a failure by Blunt to abide by its terms and conditions, nor will money damages adequately compensate for such injury. Therefore, it is agreed between and hereby acknowledged by the parties that, in the event of a breach by Blunt of this Agreement of any of its and his obligations of this Agreement, the other party shall have the right, among

other rights, to damages sustained thereby and to obtain an injunction or decree of specific performance from any court of competent jurisdiction to restrain or compel the other party to perform as agreed herein. Blunt hereby acknowledges that obligations under Sections and Subsections 11, 13, 14 and 15 of this Agreement shall survive the termination of services under this Agreement and be binding by their terms at all times subsequent to the termination of services for the periods specified therein. Nothing herein shall in any way limit or exclude any other right granted by law or equity to the Company.

14. Release. Notwithstanding any provision herein to the contrary, the Company may require that, prior to payment of any amount or provision of any benefit under Section 8 (other than due to Blunt's death), Blunt shall have executed a complete release in such form as is mutually agreed by the Company and Blunt, and any waiting periods contained in such release shall have expired; provided, however, that such release relates only to Blunt's service relationship with the Company. With respect to any release required to receive payments owed pursuant to Section 8, the Company must provide Blunt with the form of release no later than seven (7) days after the Date of Termination and the release must be signed by Blunt and returned to the Company, unchanged, effective and irrevocable, no later than sixty (60) days after the Date of Termination.

15. No Mitigation. The Company agrees that, if Blunt's services hereunder is terminated during the Term, Blunt is not required to attempt in any way to reduce any amounts payable to Blunt by the Company hereunder. Further, the amount of any payment or benefit provided for hereunder shall not be reduced by any compensation earned by Blunt as the result of employment by another entity, by retirement benefits or otherwise.

16. Entire Agreement and Amendment. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter of this Agreement, and supersedes and replaces all prior agreements, understandings and commitments with respect to such subject matter. This Agreement may be amended only by a written document signed by both parties to this Agreement.

17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any litigation pertaining to this Agreement shall be adjudicated in courts located in the State of Delaware.

18. Successors. This Agreement may not be assigned by Blunt. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the stock, business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption by a successor shall be a material breach of this Agreement. Blunt agrees and consents to any such assumption by a successor of the Company, as well as any assignment of this Agreement by the Company for that purpose. As used in this Agreement, "Company" shall mean the Company as herein before defined as well as any such successor that

expressly assumes this Agreement or otherwise becomes bound by all of its terms and provisions by operation of law. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors or assigns.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. Attorneys' Fees. If any party finds it necessary to employ legal counsel or to bring an action at law or other proceedings against the other party to interpret or enforce any of the terms hereof, the party prevailing in any such action or other proceeding shall be promptly paid by the other party its reasonable legal fees, court costs, litigation expenses, all as determined by the court and not a jury, and such payment shall be made by the non-prevailing party no later than the end of Blunt's tax year following Blunt's tax year in which the payment amount becomes known and payable; provided, however, that on or after a Change in Control, and following Blunt's termination of services with the Company, if any party finds it necessary to employ legal counsel or to bring an action at law or other proceedings against the other party to interpret or enforce any of the terms hereof, the Company shall pay (on an ongoing basis) to Blunt to the fullest extent permitted by law, all legal fees, court costs and litigation expenses reasonably incurred by Blunt or others on his behalf (such amounts collectively referred to as the "Reimbursed Amounts"); provided, further, that Blunt shall reimburse the Company for the Reimbursed Amounts if it is determined that a majority of Blunt's claims or defenses were frivolous or without merit. Requests for payment of Reimbursed Amounts, together with all documents required by the Company to substantiate them, must be submitted to the Company no later than ninety (90) days after the expense was incurred. The Reimbursed Amounts shall be paid by the Company within ninety (90) days after receiving the request and all substantiating documents requested from Blunt. The payment of Reimbursed Amounts during Blunt's tax year will not impact the Reimbursed Amounts for any other taxable year. The rights under this Section 20 shall survive the termination of employment and this Agreement until the expiration of the applicable statute of limitations.

21. Severability. If any section, subsection or provision hereof is found for any reason whatsoever to be invalid or inoperative, that section, subsection or provision shall be deemed severable and shall not affect the force and validity of any other provision of this Agreement. If any covenant herein is determined by a court to be overly broad thereby making the covenant unenforceable, the parties agree and it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of the covenant and that as so modified the covenant shall be as fully enforceable as if set forth herein by the parties themselves in the modified form. The covenants of Blunt in this Agreement shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Blunt against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants in this Agreement.

22. Notices. Any notice, request, or instruction to be given hereunder shall be in writing and shall be deemed given when personally delivered or three (3) days after being sent

by United States Certified Mail, postage prepaid, with Return Receipt Requested, to the parties at their respective addresses set forth below:

To the Company:

F&G Annuities & Life, Inc.
801 Grand Avenue
Suite 2600
Des Moines, IA 50309
Attention: General Counsel

To Blunt:

Christopher Blunt
At the address shown on the Company's records

23. Waiver of Breach. The waiver by any party of any provisions of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach by the other party.

24. Tax Withholding. The Company or an affiliate may deduct from all compensation and benefits payable under this Agreement any taxes or withholdings the Company is required to deduct pursuant to state, federal or local laws.

25. Code Section 409A. To the extent applicable, it is intended that this Agreement and any payment made hereunder shall comply with the requirements of Section 409A of the Code, and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service ("Code Section 409A"). Any provision that would cause the Agreement or any payment hereof to fail to satisfy Code Section 409A shall have no force or effect until amended to comply with Code Section 409A, which amendment may be retroactive to the extent permitted by Code Section 409A. Each payment under this Agreement shall be treated as a separate payment for purposes of Code Section 409A. In no event may Blunt, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Code Section 409A, including, without limitation, that (i) in no event shall reimbursements by the Company under this Agreement be made later than the end of the calendar year next following the calendar year in which the applicable fees and expenses were incurred; (ii) the amount of in-kind benefits that the Company is obligated to pay or provide in any given calendar year shall not affect the in-kind benefits that the Company is obligated to pay or provide in any other calendar year; (iii) Blunt's right to have the Company pay or provide such reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit; and (iv) in no event shall the Company's obligations to make such reimbursements or to provide such in-kind benefits apply later than Blunt's remaining lifetime. Notwithstanding anything contained herein to the contrary, with respect to any amounts that may be provided pursuant to this Agreement that constitute deferred compensation (within the meaning of Treasury Regulation Section 1.409A-1(b)), (x) in no event shall the Date of Termination occur until Blunt

experiences a "separation of service" within the meaning of Code Section 409A, and the date on which such separation from service takes place shall be the "Date of Termination," (y) to the extent the payment of any amount pursuant to Section 8 of this Agreement constitutes deferred compensation (within the meaning of Treasury Regulation Section 1.409A-1(b)) and such amount is payable within a number of days (*e.g.,* no later than the sixty-fifth (65th) calendar day after the Date of Termination) that begins in one calendar year and ends in a subsequent calendar year, such amount shall be paid in the subsequent calendar year. Blunt acknowledges that he has been advised to consult with an attorney and any other advisors of Blunt's choice prior to executing this Agreement, and Blunt further acknowledges that, in entering into this Agreement, he has not relied upon any representation or statement made by any agent or representative of Company or its affiliates that is not expressly set forth in this Agreement, including, without limitation, any representation with respect to the consequences or characterization (including for purpose of tax withholding and reporting) of the payment of any compensation or benefits hereunder under Section 409A of the Code and any similar sections of state tax law.

IN WITNESS WHEREOF the parties have executed this Agreement to be effective as of the date first set forth above.

F&G ANNUITIES & LIFE, INC.

By:________________________________
Name: Michael L. Gravelle
Its: Executive Vice President, General Counsel and Corporate Secretary

CHRISTOPHER BLUNT

____